UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                               CYTOGEN CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


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                                            COMPANY          Michael becker
                                            CONTACT:         CYTOGEN CORPORATION
                                                             (609) 750-8289
                                                             mbecker@cytogen.com


Cytogen to Hold Special Meeting of Stockholders to Approve a Reverse Stock Split

PRINCETON, N.J., (September 26, 2002) -- The Board of Directors of Cytogen Corporation (Nasdaq: CYTO) today unanimously approved and recommended to stockholders a proposal that would give the Board of Directors authority to effect a reverse stock split of Cytogen's common stock. A special meeting of Cytogen's stockholders will be held on October 25, 2002 to consider the following proposals:

    - An amendment to the Company's Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and to grant the Company's Board of Directors the authority, in its sole discretion, to
         (i) set the ratio for the reverse stock split at up to one-for-ten, or
         (ii) not to complete the reverse stock split; and
    - An amendment to the Company's Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of Common Stock from 250,000,000 shares to a reduced number of shares that is proportionate to the reduction in outstanding shares of common stock as a result of the reverse stock split.

Stockholders of record on August 27, 2002 will be entitled to vote at this special meeting. The affirmative vote of a majority of shares of common stock will permit the Cytogen Board of Directors to effect a reverse stock split at a ratio of up to one-for-ten at any time prior to December 31, 2002.

Cytogen believes the ability to effect a reverse stock split is in the best interests of the Company and its stockholders and will help increase the market price of its common stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq"). Cytogen's common stock is currently quoted on the Nasdaq National Market. In order for Cytogen's common stock to continue to be quoted thereon, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq.

"Nasdaq requires the Company to maintain, among other things, a minimum share price and the reverse stock split is intended to help us meet this requirement," said H. Joseph Reiser, Cytogen's president and chief executive officer.

If Cytogen's common stock is not listed on the Nasdaq National Market and the trading price of its common stock were to remain below $1.00 per share, trading in Cytogen's common stock could also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in Cytogen's common stock could inhibit brokers from trading in its common stock and further limit the market liquidity of its common stock and the ability of our investors to trade in our common stock.

Cytogen further believes that the reverse stock split and anticipated increase in the price of its common stock should also enhance the acceptability and marketability of its common stock to the financial community and investing public, while a delisting could greatly impair the Company's ability to access the capital markets. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of Cytogen's common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase its common stock.

As of August 27, 2002, Cytogen had approximately 87.1 million shares of common stock outstanding.

Additional Information and Where to Find It

Cytogen intends to file a preliminary proxy statement regarding the reverse stock split proposals with the Securities and Exchange Commission, and it intends to mail a definitive proxy statement to its stockholders regarding the proposals. Investors and stockholders of Cytogen are urged to read the definitive proxy statement when it becomes available because it will contain important information about Cytogen and the reverse stock split proposals. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of Cytogen's annual, quarterly and special reports at the SEC's web site at WWW.SEC.GOV. A free copy of the definitive proxy statement and all of Cytogen's annual, quarterly and special reports may also be obtained from Cytogen by directing a request to Investor Relations at (609) 750-8289. Cytogen and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Cytogen's stockholders in favor of the reverse stock split proposals. Information regarding the security ownership and other interests of Cytogen's executive officers and directors will be included in the definitive proxy statement.

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology. Currently marketed products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) I-125 and Pd-103 (two uniquely designed, next-generation radioactive seed implants for the treatment of localized prostate cancer); and Quadramet(R) (a skeletal targeting therapeutic radiopharmaceutical marketed for the relief of bone pain in prostate and other types of cancer). Cytogen is evolving a pipeline of oncology product candidates by developing its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. AxCell Biosciences of Newtown, PA, a subsidiary of Cytogen Corporation, is engaged in the research and development of novel biopharmaceutical products using its portfolio of functional proteomics solutions and collection of proprietary signal transduction pathway information. For more information, visit www.cytogen.com and www.axcellbio.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this press release, which is not historical, is forward-looking and involves a number of risks and uncertainties. Investors are cautioned not to put any undue reliance on any forward-looking statement. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the Company's ability to carry out its business plan, to successfully develop and commercialize acceptance of its products such as ProChart(TM), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, ability to fund development necessary for existing products and for the pursuit of new product opportunities, the risk of whether products result from development activities, protection of its intellectual property portfolio, ability to integrate in-licensed products such as BrachySeed(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sale of the Company's products such as third-party payor reimbursement issues, dependence on its partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, continued listing of the Company's common stock on the Nasdaq National Market, and other factors discussed in Form 10-K for the year ended December 31, 2001 and from time-to-time in the Company's other filings with the Securities and Exchange Commission. The Company specifically disclaims any intention or duty to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.